UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013

UNITED FINANCIAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 18, 2013, United Financial Bancorp, Inc. (the “Company”) issued a press release disclosing its financial results for the three months ended March 31, 2013. The Company also announced a quarterly dividend payment of $0.11 per share payable on May 31, 2013 to shareholders of record as of May 9, 2013. A copy of the press release is included as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on April 18, 2013. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Michael F. Crowley	13,696,112	803,362	2,605,836
Carol Moore Cutting	13,987,787	518,850	2,605,836
Carol A. Leary	13,988,217	531,672	2,605,836

2.	The appointment of Wolf and Company, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS
16,823,891	189,796	112,038

3.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,732,415	701,961	85,513	2,843,086

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE: April 19, 2013	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer